UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2011

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6533 Octave Avenue Las Vegas, Nevada	89139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  1-888-455-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

(a)           Common stock sold pursuant to a Private Placement

On August 5, 2011, pursuant the terms of a private placement (“Offering”), RYU issued 2,132,607 shares of restricted common stock to 52 accredited investors for proceeds of $2,132,607.

The securities sold in the Offering were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

(b)           Common stock issued as payment to a service provider

On August 1, 2011, RYU issued 20,000 shares of restricted common stock to service provider as payment for financial advisory services.  The service provider is qualified as an accredited investor. The shares of common stock were issued pursuant to an exemption from registration under the Act, pursuant to Section 4(2) of the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	August 10, 2011

By:	/s/ Kristian Andresen
Kristian Andresen
Corporate Secretary